UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 24, 2006
XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This amendment to XO Holdings, Inc.’s Current Report Form 8-K, which was filed with the Securities and Exchange Commission on April 28, 2006 (the “Original Report”), is being filed to correct a typographical error in the Original Report. Specifically, the Original Report indicated that the Registration Rights Agreement referred to below in Item 1.01 under the caption “Amendment to Registration Rights Agreement” is dated August 5, 2006, but it is actually dated August 5, 2004. This Form 8-K/A amends and restates the Original Report in its entirety.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement Waiver
     On April 28, 2006, XO Holdings, Inc. (the “Company”) and its subsidiaries entered into a waiver agreement that waives compliance through June 30, 2007 with certain financial covenants under the Amended and Restated Credit and Guaranty Agreement, dated January 16, 2003 (as amended, supplemented or otherwise modified, and as it may be further amended, supplemented or otherwise modified), by and among XO Communications, LLC, a Delaware limited liability company (“XO LLC”), certain affiliates and subsidiaries of XO LLC, as Guarantors, the Lenders party thereto from time to time and Mizuho Corporate Bank, Ltd., as administrative agent. A copy of the waiver agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into the discussion contained in this Item 1.01 under the caption “Credit Agreement Waiver.”
Amendment to Registration Rights Agreement
     On April 28, 2006, the Company made and enacted an amendment (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 5, 2004, between the Company’s predecessor, XO Communications, Inc. (“XO Inc.”), and the initial purchasers of XO Inc.’s 6% Class A Convertible Preferred Stock. As previously disclosed, on February 28, 2006, XO Inc. consummated a corporate restructuring pursuant to which XO Inc. merged with and into its then indirect wholly owned subsidiary, XO LLC, with XO LLC as the entity surviving such merger as a direct wholly owned subsidiary of the Company. Pursuant to the merger, among other things, all of the capital stock and other securities of XO Inc., including the securities subject to the Registration Rights Agreement, were converted into the right to receive corresponding capital stock and other securities of the Company on a one-for-one basis, and the Company assumed the rights and obligations of XO Inc. under the Registration Rights Agreement.
     Among other things, the RRA Amendment clarifies and expands the definition of “Permitted Holders” of the securities subject to the Registration Rights Agreement to include the initial purchasers of such securities and their affiliates, as well as transferees of such securities to whom applicable rights under the Registration Rights Agreement are assigned by the transferor of such securities. A copy of the RRA Amendment is filed herewith as Exhibit 10.2 and is incorporated by reference into the discussion contained in this Item 1.01 under the caption “Amendment to Registration Rights Agreement.”
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 24, 2006, the Board of Directors (the “Board”) of the Company appointed William Garrahan as the Company’s Senior Vice President of Corporate Development and Strategy. Previously, Mr. Garrahan served as the Company’s acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning. At the same time as Mr.

Garrahan’s appointment, the Board appointed Gregory Freiberg as a Senior Vice President and the Chief Financial Officer of the Company.
     Mr. Freiberg, 39, joined the Company’s predecessor, XO Inc., in June 2005 as its Vice President of Finance and Controller, and has served in the same capacities with the Company and its wholly owned subsidiary, XO LLC, since October 25, 2005. Before joining XO Inc., Mr. Freiberg was Senior Vice President of Finance at Asia Netcom from March 2003 to March 2005, and also held the same title at Asia Global Crossing from February 2002 to March 2003, prior to its acquisition by China Netcom. From June 2001 to February 2002, Mr. Freiberg was Senior Vice President and Chief Financial Officer for all lines of business at Level 3 Communications. Prior to his employment with Level 3, Mr. Freiberg was Chief Financial Officer for MCI-WorldCom in the Asia Pacific.
     Mr. Freiberg has no formal employment agreement with the Company. His current annual base salary is $230,000. Mr. Freiberg will also continue to be eligible to participate in the employee benefits plans and arrangements maintained by the Company (subject to the requirements of such plans and arrangements) and to receive a discretionary annual bonus determined by the Board and/or its Compensation Committee based on the achievement of certain business and personal objectives that the Board and/or such Committee establish and review from time to time. Upon being promoted to Senior Vice President and Chief Financial Officer, Mr. Freiberg received a grant of options to purchase up to 100,000 shares of common stock of the Company at an exercise price of $5.00 per share. These options, which are in addition to 35,000 options previously granted to Mr. Freiberg, will vest at a rate of 25% per year until fully vested.
     As previously disclosed by the Company, Mr. Garrahan, 48, served as the acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning of the Company and XO LLC since October 25, 2005 and had served in the same capacities with XO Inc. from April 2004 until February 2006. From July 2001 to March 2004, Mr. Garrahan served as Vice President, Corporate Development and Strategic Planning at XO Inc. From September 1996 to February 2001, he was a Senior Vice President with Lehman Brothers, in its equity research department. Prior to that, Mr. Garrahan held a variety of executive positions in finance and business development at MCI, including Vice President of Corporate Planning and Chief Financial Officer of MCI’s consumer business unit.
     The discussion in Item 8.01 of this Form 8-K is incorporated into this Item 5.02 by reference.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On April 24, 2006, the Board adopted an amended and restated Code of Ethics for the Company. As was the case under the prior Code of Ethics, which was adopted by the Company’s predecessor, XO Inc., the amended and restated Code of Ethics applies to all employees of the Company and its subsidiaries, including, without limitation, the Company’s principal executive officer, principal financial officer, principal accounting officer and controller.

     The Code of Ethics, as amended and restated, clarifies the meaning of fraud as defined by the Company and provides a nonexclusive list of examples that would constitute fraud by an employee. The Code of Ethics also expands the matters that would constitute a conflict of interest on the part of any employee of the Company and requires any employee to obtain the consent of the Audit Committee of the Board prior to serving on the board of directors or similar body of any for-profit enterprise or government agency. In addition, the Code of Ethics prohibits any personal loans by the Company to any director or executive officer, prevents any employee from borrowing money from individuals or institutions with which the Company does or may do business (other than banks or other commercial lending institutions) and limits borrowings among employees to deminimus amounts. The Code of Ethics also requires employees to refrain from making any misleading statements about competitors or their products or services, and enhances employees’ obligations with respect to the privacy and security of customer and other data.
     The foregoing discussion of the Company’s amended and restated Code of Ethics is qualified in its entirety by reference to such Code of Ethics, a copy of which is filed herewith as Exhibit 14.1 and is incorporated in this Item 5.05 by reference.
Section 8 — Other Events
Item 8.01 Other Events.
     On April 26, 2006, the Company issued a press release announcing the appointments of Mr. Garrahan as Senior Vice President for Corporate Development and Strategy and Mr. Freiberg as Senior Vice President and Chief Financial Officer. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Waiver Agreement, dated as of April 28, 2006, between the Company, its subsidiaries and Arnos Corp., as Requisite Lenders
10.2	Amendment No. 1 to Registration Rights Agreement made and enacted by the Company as of April 28, 2006
14.1	Code of Ethics of the Company
99.1	Press Release issued by the Company on April 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006	XO HOLDINGS, INC.
	By:	/s/ Gregory Freiberg
		Name:	Gregory Freiberg
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Waiver Agreement, dated as of April 28, 2006, between the Company, its subsidiaries and Arnos Corp., as Requisite Lenders

10.2	Amendment No. 1 to Registration Rights Agreement made and enacted by the Company as of April 28, 2006

14.1	Code of Ethics of the Company

99.1	Press Release issued by the Company on April 26, 2006

6